Exhibit 10(h)(2)


         THIS PRODUCT SUPPLY AGREEMENT (the "Agreement") is made as of April 14, 1997, by and between CODDLE ROASTED MEATS, INC., a Virginia corporation (hereinafter referred to as "Coddle"); and DOUGHTIE'S FOODS, INC., a Virginia corporation (hereinafter referred to as "Doughtie's").

                                    RECITALS

         A. Pursuant to the Asset Purchase Agreement dated as of March 18, 1997 (the "Purchase Agreement"), by and between Doughtie's and Coddle, Coddle has agreed to buy certain of the assets of Doughtie's Manufacturing Processing Division (the "Transaction").

         B. Following the Closing of the Purchase Agreement, Coddle will manufacture and sell to Doughtie's the Coddle Products (hereinafter defined) under the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         A. Purchase and Sale of Products. Subject to the terms and conditions of this Agreement, Coddle agrees to sell to Doughtie's, and Doughtie's agrees to purchase from Coddle at the Purchase Price (as hereinafter defined) all of Doughtie's requirements for the products identified on Exhibit A attached hereto and made a part hereof (the "Coddle Products").

         With respect to the products listed on Exhibit A, it is agreed and understood that the term "Coddle Products" as used herein is to be construed to mean the identical products listed on Exhibit A, produced and manufactured under the same formulas used by Doughtie's during its manufacture of such products, which formulas are being sold to Coddle pursuant to the terms of the Purchase Agreement. Doughtie's shall be under no obligation hereunder to purchase Coddle Products which are produced with different formulas or recipes.

         B. Multi-Unit and Large End User Accounts. Doughtie's shall not be obligated to purchase Coddle Products hereunder for sale to (i) any account with over five (5) affiliated locations (a "Multi-Unit Account"), or (ii) any end-user account with aggregate annual purchases exceeding $500,000 (a "Large End-User Account") to the extent that such account requires Doughtie's, after the closing of the Transaction, to sell to such accounts products other than those produced or sold by Coddle ("Competing Products"), and such requirement is not solicited or recommended by Doughtie's. Multi-Unit Accounts and Large
End-User Accounts are sometimes referred to hereinafter as collectively, "Excluded Accounts."

         C. Except as otherwise provided in paragraph 2b below, as a precondition to Doughtie's ability to sell Competing Products to an Excluded Account under this Agreement, Doughtie's must provide Coddle with a written notice from the Excluded Account requiring Doughtie's to offer such Competing Products.

         D. Ten (10) business days prior to a sale by Doughtie's to any Excluded Account hereunder, Doughtie's shall give Coddle notice of its intent to sell Competing Products to such Excluded Account and shall specify the Competing Product. Upon receipt of such notice, Coddle shall have the right to call on such Excluded Account with Doughtie's assistance to try to sell the corresponding Coddle Products to such Excluded Account instead of the requested Competing Products as specified in the notice.

         E. Except as provided in subparagraph 2.d hereunder, under no condition, during the term of this Agreement shall Doughtie's "general list" Competing Products, i.e., with respect to the products which are the subject of this Agreement, Doughtie's shall not offer its customers a general product line other than the Coddle Products.

         F. Attached hereto and made a part hereof as Exhibit B is (i) a list of products which Doughtie's purchases from other vendors and "general lists" and
(ii) a list of the customers to which Doughtie's currently sells such products. There shall be no restriction hereunder against Doughtie's ability to continue to "general list" the listed products and to sell the listed products to the customers set forth on Exhibit B. In the event that Coddle is able to produce products which are of equivalent kind, quality and value to the products listed on Exhibit B, Doughtie's shall cooperate with Coddle in marketing Coddle's products to the listed customers.

         G. Coddle's Audit of Excluded Accounts. Coddle shall have the right to audit Doughtie's records to confirm the existence of any Excluded Account claimed by Doughtie's. In the event such audit reveals that a customer does not qualify as an Excluded Account under the terms of this Agreement, Doughtie's shall bear the cost of such audit and shall immediately cease sales of Competing Products to such account. If the audit reveals that the customer is a properly designated Excluded Account, Coddle shall bear the cost of such audit, including all costs incurred by Doughtie's in accommodating such audit.

         H. Purchase Price.

         I.  Coddle  shall  sell the Coddle  Products  to  Doughtie's  at prices reasonably equivalent to prices Coddle charges to other purchasers and distributors of the Coddle Products buying in comparable volumes and shall offer to Doughtie's the same rebate, growth, or marketing programs offered for the same Coddle Products, except that Coddle may price Coddle Products at special rates lower than those sold to Doughtie's in the case of bids or proposals made directly by Coddle to school or governmental entities and for unique pricing promotions for major end users (excluding other distributors).

         J. Upon three days notice to Coddle, Doughtie's shall have the right to audit Coddle's records to confirm the "Purchase Price" compliance with the provisions of this paragraph 4. In the event such audit reveals that the Doughtie's invoice price for a Coddle Product, over a rolling six-month period, exceeds the price for the same Coddle Product to other distribution customers of Coddle, buying in comparable volumes, then Coddle shall promptly pay to Doughtie's any "over-charge" so determined. If the audit reveals that Coddle has complied with the "Purchase Price" provisions of this Agreement, Doughtie's shall bear the cost of such audit, including all costs incurred by Coddle in accommodating such audit.

         K. Coddle covenants that it will maintain pricing for the Coddle Products which is reasonably comparable to corresponding Competing Products of similar quality sold in similar quantities in Doughtie's markets, such that the Coddle Products remain marketable by Doughtie's when sold at customary industry margins. Doughtie's shall provide written notice to Coddle of any alleged breach of this covenant, and Coddle shall have 15 days thereafter to adjust its pricing so that it complies with the provisions of this paragraph.

         L. Term. The term of this Agreement shall be Five (5) years commencing on the date hereof.

         M. Orders. Coddle Products must be ordered from Coddle not less than seven (7) days prior to delivery date. Coddle may accept, in its discretion, orders for delivery in less than seven (7) days.

         N. Quality. Coddle warrants that the quality of the Coddle Products sold will be reasonably equal to the standards of quality existing at the time of the Closing of the Transaction.

         O. Customer Satisfaction. If, on a case-by-case basis, any Doughtie's customer requests that Doughtie's offer one or more Competing Products because such customer is dissatisfied with the quality of the corresponding Coddle Products, Doughtie's shall give Coddle prompt notice of the nature of the complaint and shall cooperate with Coddle in attempting to address such customer's concerns. If Coddle is unable to cure the problem to such customer's satisfaction within 30 days after Coddle receives notice of the complaint, then Doughtie's shall thereafter have the option of selling corresponding Competing Products to such customer. Nothing herein shall affect Doughtie's obligations under this Agreement with respect to other customers or with respect to any Coddle Product which is not specifically subject to such complaint.

         P. Payments. Coddle shall render its invoices covering shipments as soon as practicable after each shipment. Terms of payment are net seven (7) days after date of invoice and other terms set forth on Coddle's standard invoice, a copy of which is attached hereto as Exhibit C and made a part hereof, provided that if Doughtie's fails to make timely payment of such invoices or if Coddle shall have any reasonable doubt at any time as to Doughtie's financial responsibility, Coddle may decline to make further shipments hereunder, except upon payment in cash at the time of delivery. All payments shall be made at Coddle's principal place of business or the place specified for payment on the applicable Coddle invoice.

         Q. Maintenance and Cooperation. Doughtie's agrees that its distribution division will maintain the same selling practices and procedures, and customer service relating to the Coddle Products to the extent practical during the term of this Agreement. The parties hereto agree to cooperate with each other to market and sell the Coddle Products through Seller's distribution business.

         R.       Force Majeure.

         S. In the event of an Act of God, explosion, accident, fire, drought, flood, earthquake, tornado, hurricane, strike, labor disturbance, insurrection, riot, war, act of a public enemy, the acts or orders of a governmental unit, freight embargo, transportation, power, utility, labor or material shortage, delay in transportation or default of supplier or any other cause beyond Coddle's reasonable control, interfering with the production, supply, transportation, or consumption of the Coddle Products or with the supply of raw materials or utilities used in connection therewith (a "Force Majeure Event"), the obligation of Coddle to supply Coddle Products hereunder shall be held in abeyance for the duration of the Force Majeure Event and the term of this Agreement shall be extended for a period equal thereto. If a Force Majeure Event results in or may reasonably be expected to result in an inability of Coddle to ship Coddle Products for more than seven (7) days past their scheduled shipping dates, then Doughtie's may purchase the Coddle Products covered by any orders so affected by the Force Majeure Event from other suppliers. CODDLE SHALL NOT BE LIABLE FOR ANY DAMAGES, DIRECT OR CONSEQUENTIAL, ARISING OUT OF ANY DELAY IN DELIVERY OR FAILURE TO DELIVER ANY OF THE CODDLE PRODUCTS SOLD HEREUNDER IF SUCH DELAY OR FAILURE TO DELIVER IS DUE TO A FORCE MAJEURE EVENT.

         T. Any suspension or reduction of deliveries of Coddle Products under this Agreement due to the occurrence of any Force Majeure Event shall not invalidate or be a basis for termination of this Agreement, and, upon the removal or termination of the Force Majeure Event during the term of this Agreement, delivery shall be made and taken, as the case may be, on the specified terms in effect immediately prior to such suspension or reduction.

         U. If in consequence of any Force Majeure Event, Coddle's production is partially curtailed, Coddle may allocate its available supply of Coddle Products among its then present customers on such basis as Coddle may deem fair and practical, and in making such allocation, Coddle shall, as near as practicable, limit its reduction of shipments to such customers to the same percentage in each case.

         V. The provisions of this Paragraph 11 shall not be available to any party hereto which shall fail to use reasonable diligence to remedy the situation and to remove the Force Majeure Event affecting its performance hereunder with all reasonable dispatch. The requirement that any Force Majeure Event be remedied with all reasonable dispatch shall not require the settlement of strikes or labor controversies by acceding to the demands of the opposing party or parties.

I. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors of the parties hereto but shall not be assignable by either party without the written consent of the other party, except in connection with a merger of such party or the sale of substantially all of the assets of such party.

II. Notices. All notices, requests or other communications hereunder shall be in writing, addressed to Doughtie's or Coddle, at the following addresses:

(i)  If to Doughtie's:

Mr.  Vernon Mules, Chairman
Doughtie's Foods, Inc.
P.O. Box 7229
115 Chautauqua Avenue
Portsmouth, VA   23707

Telephone (757) 399-6007


with copy to:

William R. Waddell, Esquire
McGuire, Woods, Battle and Boothe, L.L.P.
World Trade Center - Suite 9000
101 West Main Street
Norfolk, VA    23510-1655

Telephone:    (757)  640-3700
Telecopier:   (757)  640-3701

(ii)  If to Coddle:

Mr. Bruce R. Biddle
824 Oldham Road
Virginia Beach, VA   23464

Telephone:   (757) 487-5215


with copy to:

Charles E. Payne, Esquire
Payne, Gates, Farthing & Radd, P.C.
Attorneys and Counsellors at Law
Fifteenth Floor, Dominion Tower
999 Waterside Drive
Norfolk, VA 23510

Telephone:        (757) 640-1500
Telecopier:       (757) 627-6583

The address of either party may be changed by giving notice in writing at any time to the other party. Any notice to be given under this Agreement shall be deemed duly given if (i) delivered personally, (ii) sent by telecopy and acknowledged by recipient, (iii) delivered by overnight express, or (iv) sent by United Stated registered or certified mail, postage prepaid. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt (and, in the case of telecopy acknowledgment) by such party. Any notice that is addressed and mailed in the manner provided herein shall be conclusively presumed to have been given to the party to which it is addressed at the closed of business, local time of the recipient, on the third day after it is so placed in the mail.

         A.       Termination.

         B. Except as otherwise provided in the paragraph dealing with Force Majeure, in the event either of the parties hereto fails to perform in any material respect any of the terms or conditions of this Agreement, and such failure continues for a period of 30 days after written notice and demand by the other party, then the non-breaching party shall thereupon have the option to terminate this Agreement.

         C. In the event of any voluntary or involuntary bankruptcy, receivership, insolvency or reorganization proceedings involving either party or its property, or the assignment of all, or substantially all, of the assets of either party for the benefit of creditors, or a receiver is appointed for it or any substantial part of its property, the other party may, to the extent permissible under applicable law, terminate its obligations hereunder by giving written notice of such termination, which shall become effective upon the giving of such notice.

         D. The parties' right of termination shall be in addition to, and not in lieu of, any other rights or remedies available to the non-breaching party.

         E. The parties hereto acknowledge that damages may not be an adequate remedy in the event of the breach of this Agreement and, in such case, agree that an injured party may be entitled to the specific performance of the provisions of this Agreement.

         F. Non-Waiver. The failure of either party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect.

         G. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and the parties shall not be bound by any representations or agreements which are not expressly set forth in this Agreement.

         H. Amendments. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing signed by an authorized officer of each of the parties hereto.

         I. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

         J. Captions. The captions of the various paragraphs of this Agreement are for convenience of reference only and shall not affect the interpretation of the provisions hereof.

         K. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Virginia (other than its choice of law principles).

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by the respective officers as of the date first written above.


                           CODDLE ROASTED MEATS, INC.

                                         By:/s/ Levis E. Cothran

                                         Its: President


                                         DOUGHTIE'S FOODS, INC.

                        By: /s/ Marion S. Whitfield, Jr.

                           Its: Senior Vice President








Exhibits

A = Coddle Products
B = Customers Buying Competing Products
C = Form of Coddle Invoice

                      EXHIBIT A TO PRODUCT SUPPLY AGREEMENT





"Coddle Products" means cooked roast beef, cooked and raw corn beef, cooked pastrami, cooked pot roast, cooked Philly shave steak, cooked meat loaf, cooked pork and beef marinated products, and sweet pickle corned beef, including without limitation, the products listed on the attached Manufacturing Inventory Value Report Count.